UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2021

TRUTANKLESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7025 E. Greenway, Pkwy, Suite 200

Scottsdale, Arizona 85254

(Address of Principal Executive Offices, including zip code)

(480) 275-7572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2021, with an effective date of May 25, 2021, Trutankless filed with the Secretary of State of the State of Nevada, a Certificate of Amendment to the Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 to 150,000,000 shares.

Item 9.01 Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUTANKLESS, INC.

Date: May 27, 2021

/s/ Michael Stebbins
By: Michael Stebbins, CEO